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Exhibit T3E-10

UPC Polska, Inc.
Voting Materials for Plan For Holders of
Telecom Owned UPC Polska Note Claims, Belmarken Note Claims, Telecom Pari Passu Note Claims and Affiliate Indebtedness Claims (Class 4)

        UPC Polska, Inc. ("UPC Polska") is soliciting votes on the First Amended Plan of Reorganization, dated October 27, 2003, filed in its Chapter 11 case (the "Plan"). This booklet contains a Plan Ballot for Telecom Owned UPC Polska Note Claims, Belmarken Note Claims, Telecom Pari Passu Note Claims and Affiliate Indebtedness Claims. After you have completed the Plan Ballot, please return it to the Voting Agent in the envelope provided. If you hold claims in more than one class, you will receive separate Voting Materials for each class in which you are entitled to vote.

        The enclosed First Amended Disclosure Statement (the "Disclosure Statement") describes the Plan and contains information to assist you in deciding how to vote. The Disclosure Statement also contains a copy of the Plan. Please review the Disclosure Statement, the Plan, and these Voting Materials carefully before you vote. You may wish to seek legal, financial, or tax advice concerning the Plan and your claim's classification and treatment under the Plan.

        Questions.    If you have any questions about this Plan Ballot or the voting procedures or if you believe that you have received the wrong ballot, or if you do not have a copy of the Disclosure Statement, please contact the Voting Agent—Bankruptcy Services, LLC, 757 Third Avenue, Third Floor, New York, NY 10017, tel. (646) 282-2500.

VOTING DEADLINE

        The Plan Voting Deadline is 5:00 p.m., New York City Time, on Monday, November 24, 2003.

        You should promptly return this Plan Ballot to the Voting Agent as specified on the enclosed pre-addressed envelope.

        If the Voting Agent does not timely receive your Plan Ballot, your vote will not count.

        Do not fax any part of your Plan Ballot to the Voting Agent; faxed ballots will not be counted.

Plan Ballot and Voting Materials for Telecom Owned UPC Polska Note Claims,
Belmarken Note Claims, Telecom Pari Passu Note Claims and Affiliate
Indebtedness Claims (Class 4)

Ex C

VOTING INSTRUCTIONS

HOW TO VOTE ON THE PLAN

1.
Complete both Item 1 and Item 2 on the Plan Ballot.

2.
Review the certifications contained in Item 3.

3.
Sign the Plan Ballot.

4.
Return the Plan Ballot to the Voting Agent in the enclosed pre-addressed envelope so that the Voting Agent receives it by the Plan Voting Deadline. The Voting Agent will then process your vote.

        If your Plan Ballot is not received by the Voting Agent by the Voting Deadline your vote will not count.

Plan Ballot and Voting Materials for Telecom Owned UPC Polska Note Claims,
Belmarken Note Claims, Telecom Pari Passu Note Claims and Affiliate
Indebtedness Claims (Class 4)

Ex C

UPC Polska, Inc.
Plan Ballot For Holders of Telecom Owned UPC Polska Note Claims, Belmarken Note Claims, Telecom Pari Passu Note Claims and Affiliate Indebtedness Claims (Class 4)

Item 1. Amount of Telecom Owned UPC Polska Note Claims, Belmarken Note Claims, Telecom Pari Passu Note Claims and Affiliate Indebtedness Claims Voted. I certify that as of the Voting Record Date of October 31, 2003, I held Telecom Owned UPC Polska Note Claims, Belmarken Note Claims, Telecom Pari Passu Note Claims or Affiliate Indebtedness Claims against UPC Polska in the following amount, calculated as of the Petition Date of July 8, 2003 (insert amount in box below) or that I am the authorized signatory of the holder of the Telecom Owned UPC Polska Note Claims, Belmarken Note Claims, Telecom Pari Passu Note Claims or Affiliate Indebtedness Claims.

$

Item 2. Vote on Plan (check only ONE box).

☐	ACCEPT (vote FOR) the Plan.	☐	REJECT (vote AGAINST) the Plan.

Item 3. Certification. By returning this ballot, I:

  (a)
  certify that (i) I have full power and authority to vote to accept or reject the Plan with respect to the Telecom Owned UPC Polska Note Claims, Belmarken Note Claims, Telecom Pari Passu Note Claims or Affiliate Indebtedness Claims against UPC Polska identified in Item 1, and (ii) the holder of the Telecom Owned UPC Polska Note Claims, Belmarken Note Claims, Telecom Pari Passu Note Claims and Affiliate Indebtedness Claims set forth in Item 1 above has received a copy of the Disclosure Statement (including the exhibits therein); and

  (b)
  agree to provide proof of my authority to vote this ballot if required or requested by the Voting Agent, UPC Polska or the Bankruptcy Court.

Date: , 2003	Signature:

Name of Holder:
(Print or Type)
Social Security or Federal Tax I.D. No.:
(Optional)
Name of Person Signing:
(If Other than Holder)
Title (if corporation, partnership, or LLC):
(If Other than Holder)
Street Address:

City, State, Zip Code:

Telephone Number:

Plan Ballot and Voting Materials for Telecom Owned UPC Polska Note Claims,
Belmarken Note Claims, Telecom Pari Passu Note Claims and Affiliate
Indebtedness Claims (Class 4)

Ex C

QuickLinks

Exhibit T3E-10